Exhibit 10.1

AMENDMENT TO AT-THE-MARKET ISSUANCE SALES AGREEMENT

DATED JUNE 9, 2023

This amendment (the “Amendment”) to the At-The-Market Issuance Sales Agreement dated June 9, 2023 (the “Agreement”), entered into by and between Ault Alliance, Inc., a Delaware corporation (the “Company”), and Ascendiant Capital Markets, LLC (the “Agent”) is dated July 12, 2023. All capitalized terms in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company and the Agent desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

1.	The first paragraph of Section 1 is hereby deleted and replaced in its entirety by the following:

1.       Issuance and Sale of Shares. The Company agrees to issue and sell through or to Ascendiant, shares (the “Placement Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), from time to time during the term of this Agreement and on the terms set forth in this Agreement; provided however, that in no event will the Company issue or sell through Ascendiant such dollar amount of Placement Shares that would exceed $20,000,000 in the aggregate (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement will be the sole responsibility of the Company and that Ascendiant will have no obligation in connection with such compliance, provided that Ascendiant follows the lawful trading instructions provided by the Company pursuant to any Placement Notice in all material respects. The issuance and sale of Placement Shares through Ascendiant will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “SEC”), although nothing in this Agreement will be construed as requiring the Company to use the Registration Statement to issue Common Stock. Certain capitalized terms used in this Agreement have the meanings ascribed to them in Section 25.

2.	Section 6(s) is hereby deleted and replaced in its entirety by the following:

S-3 Eligibility. (i) At the time of filing the Registration Statement; and (ii) if applicable, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act, or form of prospectus), the Company met the requirements for use of Form S-3 under the Securities Act pursuant to General Instruction I.B.6. of Form S-3. As of the close of trading on the Exchange on July 12, 2023, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405 under the Securities Act) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 under the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was in excess of $75,000,000 (calculated by multiplying (x) the highest price at which the common equity of the Company closed on the Exchange within sixty (60) days prior to the date of the Agreement, times (y) the number of Non-Affiliate Shares currently issued and outstanding). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in General Instruction I.B.6. of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

3	This Amendment shall be binding on the Company and the Agent and all of their respective successors, heirs, personal representatives and assigns and permitted transferees.

4.	Except as amended hereby, the Agreement shall remain unmodified and is hereby ratified in all respects.

5.	This Amendment may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Agreed this 12th day of July, 2023.

AULT ALLIANCE, INC.		ASCENDIANT CAPITAL MARKETS, LLC

By:	/s/ Milton C. Ault, III	By:	/s/ Bradley J. Wilhite
	Milton C. Ault, III		Bradley J. Wilhite
	Executive Chairman		Managing Partner